UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8 – K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 14, 2006

Refco Public Commodity Pool, L.P.

(Exact name of registrant as specified in its charter)

Delaware	000-50565	90-0080448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

c/o RefcoFund Holdings, LLC

One World Financial Center

200 Liberty Street – Tower A

New York, New York  10281

(Address of principal executive offices)

(212) 693-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange  Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Current Status of Fund Operations.

PlusFunds Group, Inc. (“PlusFunds”) ceased providing investment management services to the SPhinX Managed Futures Fund SPC and its related entities (the “SPhinX Funds”) as of July 31, 2006. PlusFunds has further announced that it has entered into an extension of the wind-down agreement with the SPhinX Funds, whose insolvency proceedings are pending in the Cayman Islands under the control of the Joint Official Liquidators (“JOLs”). The Extension Agreement will allow PlusFunds to continue providing non-investment-related services to the SPhinX Funds through August 15, 2006, but may be mutually extended. The United States Bankruptcy Court for the Southern District of New York approved the extension of the wind-down agreement by order entered on July 31, 2006.

Item 9.01. Financial Statements and Exhibits

(d)          Exhibits

99.1                           Notice to Investors dated August 14, 2006 by Refco Public Commodity Pool, L.P.

99.2                           Notice to Investors dated August 7, 2006 by PlusFunds Group, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Refco Public Commodity Pool, L.P.
	By:	RefcoFund Holdings, LLC, as General Partner
(Registrant)

	By:	/s/ Robert I. Shapiro
Date: August 14, 2006	Name: Robert I. Shapiro
Title: President and Manager